EX-99.B-77Q1(e)

SUB-ITEM 77Q1(e): New or amended Registrant investment advisory contracts.

IVY FUNDS

Investment Management Fee Reduction Agreement by and between Ivy Investment Management Company and Ivy Funds, on behalf of its series Ivy Cundill Global Value Fund, dated August 1, 2016, as amended May 18, 2017, was filed with the Securities and Exchange Commission by EDGAR on July 3, 2017, in Post-Effective Amendment No. 142 to the Registration Statement on Form N-1A, and is incorporated by reference herein.

*****

Investment Management Fee Reduction Agreement by and between Ivy Investment Management Company and Ivy Funds, on behalf of its series Ivy Advantus Real Estate Securities Fund, dated August 1, 2016, as amended May 18, 2017, was filed with the Securities and Exchange Commission by EDGAR on July 3, 2017, in Post-Effective Amendment No. 142 to the Registration Statement on Form N-1A, and is incorporated by reference herein.